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                                                         EXHIBIT 10.64

                                     [LOGO]


                            Master Service Agreement
                            ------------------------


This iXL Master Agreement (the "Agreement") is entered into this 31st day of December, 1998 (the "Effective Date"), by and between iXL, Inc., a Delaware corporation with a principal place of business at 1888 Emery Street, Atlanta, Georgia 30318 ("iXL") and Delta Air Lines, Inc., a Delaware corporation with a principal place of business at 1030 Delta Boulevard, Atlanta, Georgia 30320 ("Delta") Delta. For purposes of this Agreement, "iXL" and "Delta" shall be deemed to include all "Affiliates" (as defined herein).


                                    RECITALS
                                    --------


A. iXL is a full service interactive services provider offering various services and products including but not limited to strategic consulting, Web development, multimedia development, custom software development, laptop based presentation products, Web site management applications, Web site hosting, and Web site marketing (the "iXL Services");


B. Delta is a major carrier providing scheduled air transportation services to domestic and international destinations,


C. Delta desires to engage iXL on a non-exclusive basis to provide various of the iXL Services on the terms provided herein.


NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the sufficiency of which is hereby admitted, the parties agree as follows:


1.  The Agreement and Statement(s) of Work.
    ---------------------------------------


     1.1. Delta hereby engages iXL to provide services or products as described in the attached Statement of Work, which shall be implemented through additional statements of work, which shall at a minimum include a description of the services to be provided and the corresponding fees (collectively, the "Statement of Work"). iXL hereby accepts such engagement, subject to the terms and conditions of this Agreement, the Statement of Work, and any terms and conditions attached to the Statement of Work.


     1.2. If there is any difference between the terms and conditions attached to any Statement of Work and any other portion of this Agreement, the terms attached to the Statement of Work shall control, with the exception of Section 17.10 (which confirms that no joint venture, partnership or other relationship has been created in connection with this Agreement). In the event of a conflict between Section 17.10 of this Agreement and any language in a Statement of Work, Section 17.10 of this Agreement shall control.


     1.3 If and to the extent that iXL identifies investment opportunities for travel related products or services, iXL shall engage in best efforts, including good faith negotiations, to provide Delta with the opportunity to participate in such opportunities in a manner equivalent to that of iXL. This option shall apply to both iXL acquisitions and new business development for travel related products or services. To the extent any acquisition by iXL involves a payment by iXL in the form of services, stock or other non-cash consideration, then Delta shall be entitled to make its contribution to participate in the business opportunity on an equivalent cash consideration basis.


2.   Change Orders; Administration. Any modifications to the specifications in a
     -----------------------------
     Statement of Work shall require execution of a written change order by both parties to this Agreement (a "Change Order") which shall substantially conform with the draft form attached to this Agreement. Each Change Order complying with this section shall be deemed to be an amendment to the applicable Statement of Work and will become part of this Agreement.


3.   Method of Performing Services and Monthly Allocation of iXL Resources. iXL
     ---------------------------------------------------------------------
     shall determine the method, details, and means of performing the services hereunder, subject to the standards set forth in the Statement of Work and the prior written approval of Delta, which approval shall not be unreasonably withheld. iXL may engage subcontractors (including but not limited to, any iXL subsidiary, parent or related entity or any employee thereof) to perform any of the Services provided hereunder, with Delta's prior written approval, which approval shall not be unreasonably withheld. At Delta's request, iXL shall engage those subcontractors and third party entities identified by Delta to perform TPF oriented development, product or services; provided, the use of such companies is subject to iXL's prior written approval, which approval shall not be unreasonably withheld. iXL shall adhere to commercially reasonable standards in using subcontractors suggested by Delta. During the Term (defined below) and thereafter, iXL shall retain the right to perform any and all services for other clients; provided, that iXL shall not, directly or indirectly,

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     through Affiliates or otherwise, perform services for other airlines without Delta's prior written approval. As of the date of this Agreement, Delta has consented to iXL performing services for Midwest Express, Trans World Airlines, British Airways (only for the Pitchman(TM) and Pitchman powered by Iguana(TM) products) and Virgin Atlantic (the "Grandfathered Carriers"). Delta consents to iXL's subsidiary, Consumer Financial Network, Inc. ("CFN"), providing services to airline companies; provided, CFN shall not provide the iXL Services to such companies. Based upon currently available information derived from Delta and iXL's experience in the industry, iXL has established an Estimated Monthly Allocation of Resources, in the Statement of Work attached to this Agreement, pertaining to the Services to be rendered hereunder. iXL shall allocate resources for Delta in accordance with the Estimated Monthly Allocation of Resources, to the extent iXL determines such allocation is appropriate under the Statement(s) of Work. In the event that the Statement(s) of Work require the allocation of resources in excess of the amounts set forth in the Estimated Monthly Allocation of Resources ("Excess Resources"), iXL shall allocate Excess Resources to the Statement of Work within thirty (30) days of the date in which iXL determines that Excess Resources are required. The Monthly Allocation of Resources is an estimate only, and the payment amounts set forth in Section 5 and the applicable Statement(s) of Work shall govern payment to iXL hereunder.


4.  Term and Termination.
    --------------------


     4.1. Term. This Agreement shall be effective when signed by both parties
          ----
          and thereafter shall remain in effect for five (5) years unless terminated pursuant to the provisions of this Section 4.


     4.2. Termination of the Agreement.
          ----------------------------


         4.2.1  Termination for Nonpayment. In the event that Delta defaults in
                --------------------------
                the payment of any amount due to iXL hereunder and does not cure such default within thirty (30) days of the date of the invoice, then iXL may, by issuing written notice thereof to Delta, terminate this Agreement as of a date specified in such notice of termination; provided, that iXL first provides Delta with fifteen (15) days advance written notice in order to afford Delta the opportunity to cure such failure. In the event of a termination by Delta under this Section 4.2.1 during the initial twelve (12) month period of this Agreement, Delta shall be obligated to pay iXL the amount specified as Liquidated Damages in Section 5 below.


         4.2.2  Termination without cause.
                -------------------------


               (a) Termination without cause by Delta. Delta may terminate this
                   ----------------------------------
               Agreement at any time during the Term without cause upon sixty
               (60) days' prior written notice to iXL. In the event of a termination by Delta under this Section 4.2.2 during the initial twelve (12) month period of this Agreement, Delta shall be obligated to pay iXL the amount specified as Liquidated Damages in Section 5 below.


               (b) Termination without cause by iXL. iXL may terminate this
                   --------------------------------
               Agreement at any time following the initial 12-month term without cause upon one-hundred and twenty (120) days' prior written notice to Delta. If iXL determines to terminate this Agreement under Section 4.2.2(b) due to a reduction in services purchased by Delta below Eight Hundred Thirty Four Thousand Dollars ($834,000) per month, the parties agree that, prior to iXL's notice of termination under this Section, the parties shall first meet to determine if they can reach a mutual agreement on an increase in the level of services purchased by Delta hereunder.


         4.2.3 Termination for Cause. Either party may terminate this
               ---------------------
               Agreement for "cause" (as defined below) immediately upon written notice to the other party; provided that for purposes of this
               Section 4.2.3, "cause" shall mean (i) the other party files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors of all or substantially all of its assets, fails to secure dismissal of any involuntary petition in bankruptcy within sixty (60) days after the filing thereof, or petitions for reorganization, liquidation, or dissolution under any federal or state bankruptcy law or similar law; (ii) the other party violates, or fails to perform or observe, any material term or condition of this Agreement for more than thirty
               (30) days after receipt of written notice that it is so violating or failing. In addition, Delta may terminate this Agreement "for cause" in the event of a change of control by iXL, which for the purpose of this Agreement shall mean (x) the acquisition by any other person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act (except an employee group of such party, any of its subsidiaries or a holding company of such party)), of the beneficial ownership of securities representing 20% or more of the combined voting power of the securities entitled to vote generally in the election of the board of directors of iXL, but only where the acquiring party is, or is an Affiliate of, (a) an airline, (b) a computer reservation system vendor, or (c) a company that owns a web site that (a) collects, stores, processes, displays or distributes through communication networks information concerning industry alternatives for transportation, lodging and/or other travel-related products and services or (b) enables consumers, businesses, travel agents or other persons or users to (i) reserve or otherwise confirm the use of such products or services; (ii) report or receive payment for or otherwise clear transactions regarding such products or services; or (iii) issue tickets for the acquisition or use of such products or services.

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        4.2.4  Effect of Termination. Upon any termination of this Agreement,
               ---------------------
               Delta shall be obligated to pay iXL for all services rendered pursuant to any outstanding Statements of Work through the effective date of such termination. During the initial twelve
               (12) month period of this Agreement, in the event of any termination or cancellation by Delta of the Agreement, except for a Termination for Cause by Delta under Section 4.2.3, Delta shall pay iXL the amount specified as Liquidated Damages in Section 5 below.


        4.2.5  Survival. Termination of this Agreement by either party
               --------
               pursuant to the provisions of this Section 4 shall terminate each party's obligations under this Agreement except for the provisions of Section 5 (Guaranteed Payment and Liquidated Damages), Section 6 (Payments to iXL), Section 7 (Confidentiality), Section 9 (Delta Representations and Warranties) Section 9 (Intellectual Property), Section 11 (iXL Warranties), Section 12 (Exclusion of Warranties), Section 13 (Limits of Liability), Section 14 (Non-Solicitation), Section 15 (Indemnification), Section 17.4 (Governing Law), and Section
               17.10 (Non-Agency), all of which shall survive termination of this Agreement.


        4.2.6  Termination for failure to Allocate Excess Resources. In the
               ----------------------------------------------------
               event that Delta intends at any time to terminate the Agreement for iXL's failure to allocate Excess Resources, Delta shall provide iXL with thirty (30) days written notice of such intention in order to provide iXL with the opportunity to cure such failure.


        4.2.7  Termination of an Individual Statement of Work. In the event
               ----------------------------------------------
               that either party hereto materially defaults in the performance of any of its duties or obligations under a Statement of Work (except for a default in payment to iXL) and does not substantially cure such default, or commence a cure, within forty-five (45) days after being given written notice specifying the default, then the non-defaulting party may, by given written notice thereof to the defaulting party, terminate the Statement of Work as of a date specified in such notice of termination. Upon termination of a Statement of Work, Delta shall be obligated to pay iXL for all services rendered pursuant to the Statement of Work through the effective date of such termination, except to the extent that such termination was due to iXL's default in the performance of any of its duties or obligations under such Statement of Work. Upon payment by Delta, iXL shall deliver the deliverables for the applicable Statement(s) of Work, including any work in progress. Termination of a Statement of Work shall have no effect upon the Agreement or any other Statements of Work that may be in effect under this Agreement.


        4.2.8  Effect of Termination. Termination of this Agreement for any
               ---------------------
               reason shall not relieve either party of rights or obligations incurred prior to the effective date of termination. The rights of termination in this Section 4 are in addition to any other rights or remedies the parties may have in this Agreement or otherwise.


     4.3  Renewal. Unless terminated by the parties as set forth herein, the
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          Agreement shall be automatically renewed five (5) years from the date of execution, for an additional term of five (5) years.


5.   Guaranteed Payment and Liquidated Damages. For a period of one (1) year
     -----------------------------------------
     from the date of execution of this Agreement, Delta shall pay iXL on a monthly basis an amount equal to either (i) the actual time, materials, and
                                      ------
     customary and reasonable expenses incurred by iXL (under the Statement(s) of Work (collectively "Actual Fees") minus any Credit (defined below) owed
                                          -----
     from the previous month(s); or (ii) the monthly payment amount specified in
                                 --
     Exhibit 5, attached hereto (the "Estimated Fees"), whichever amount as between the preceding items (i) and (ii)) is greater (for purposes of this
     Section 5, such amount shall be inclusive of all amounts paid to subcontractors engaged by iXL to perform services for Delta hereunder). In any month where the Actual Fees are less than Estimated Fees, the amount constituting the difference between the Actual Fees and the Estimated Fees is defined as the "Credit". During the initial twelve (12) month period of this Agreement, in the event of any termination or cancellation by Delta of the Agreement, except for a Termination for Cause by Delta under Section 4.2.3, Delta shall pay iXL as Liquidated damages hereunder, but not as a penalty, ten million dollars ($10,000,000), less the aggregate amount paid by Delta to iXL under the Agreement as of the date of termination and/or cancellation. The parties agree that (x) the injury caused by any breach by Delta of its obligation concerning the Guaranteed Payment hereunder would be difficult or impossible to estimate; (y) they intend to provide for damages for such breach rather than a penalty pursuant to this Section 5; and (z) the sum stipulated in this Section 5 for such Liquidated Damages is a reasonable pre-estimate of the probable loss to iXL. If, at the time of termination of this Agreement by Delta under Section 4.2.2, the fees billed to Delta by iXL for services rendered hereunder in the aggregate exceed ten million dollars ($10,000,000), then Delta shall not pay the Liquidated Damages set forth in this Section 5, but instead shall pay iXL such Actual Fees unpaid at such time in the amount and manner set forth in the applicable Statement of Work. At the end of eighteen (18) months from the date of execution of this Agreement, Delta shall forfeit any remaining Credit and iXL shall have no obligation for return of all or part of any remaining Credit. Liquidated Damages in this Section 5 shall not apply to services rendered by iXL to Delta after the one (1) year period immediately following the date of execution of this Agreement.


6.  Payments to iXL.
    ---------------


     6.1  Charges. For the services provided hereunder, Delta shall pay to iXL
          -------
          fees in accordance with iXL's standard hourly rates in effect at the time of performance of such services, and in the amount and manner set forth in the Statement of Work and herein. iXL's current hourly rates (as of the effective date of the execution of this Agreement), by category, are presented in

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          the table set forth in Exhibit 6.1, attached hereto and incorporated by reference herein. Following the initial twelve month term of this Agreement, such hourly rates may be subject to change in the ordinary course of business on an annual or semi-annual basis; any other changes in such rates shall be implemented as against Delta only upon mutual agreement of the parties. All fees and expenses incurred by iXL in the performance of the services will be billed to Delta on a monthly basis.


     6.2  Expense. Delta will pay or reimburse iXL for any out-of-pocket
          -------
          expenses, including, without limitation, travel and travel-related expenses, incurred by iXL at the request of or with the approval of Delta in connection with the performance of this Agreement. Reasonable and customary expenses incurred by iXL, including without limitation expenses incurred for travel, including local transportation, lodging, meals, telephone, shipping and duplicating, will be billed to Delta at actual cost. Travel expenses incurred by iXL personnel on behalf of Delta shall be consistent with iXL travel policy as set forth in
          Exhibit 6.2 attached hereto and incorporated by reference herein.


     6.3  Taxes. Delta will pay all sales, use, transfer, privilege, excise or
          -----
          other taxes and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of the transactions contemplated hereby; excluding, however, income taxes of iXL.


     6.4  Time of Payment. Any sum due iXL hereunder will be due and payable
          ---------------
          within thirty (30) days after the due date of an invoice therefor from iXL. If Delta fails to pay any amount due within forty-five (45) days from the date of the invoice, late charges of the lesser of 1 1/2% per month (annual rate of eighteen percent (18%)) or the maximum allowable under applicable law shall also become payable by Delta to iXL. In addition, failure of Delta to pay any invoiced amount within sixty
          (60) days after the date of the invoice shall be deemed a material breach of this Agreement, justifying iXL's suspension of the performance of the Services, and shall be sufficient cause for termination of this Agreement by iXL, subject to the notice procedure specified in Section 4.2. 1.. Termination under this Section shall in no event relieve Delta of its obligations under Section 5, Guaranteed
                                                                     ----------
          Payment and Liquidated Damages.
          ------------------------------


7.  Confidentiality.
    ---------------


     7.1 During the course of performance of this Agreement, each party may disclose to the other certain confidential information as defined in
          Section 7.2 below. Each party shall hold the other party's Confidential Information in confidence and shall use its best efforts to protect it. Each party shall not disclose the other party's Confidential Information to any third party, and shall use it for the sole purpose of performing under this Agreement. At the conclusion of this Agreement, each party shall either return the other's Confidential Information in its possession (including all copies) or shall, at the disclosing party's direction, destroy the other party's Confidential Information (including all copies) and certify its destruction to the disclosing party.


     7.2 "Confidential Information" means any proprietary or trade secret information provided by either party or prepared by either party (either oral, written, or digital) upon review of such information, technical data, or know-how provided to either party by the other (including any director, officer, employee, agent, or representative of the other) or obtained by either party from the other (including any director, officer, employee, agent, or representative of the other) including but not limited to, that which relates to research, product plans, products, services, Deltas, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of the disclosing party.


     7.3 The term "Confidential Information" shall not include any information which: (a) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party, (b) Such Confidential Information is known to the receiving party prior to the date received from the supplying party or thereafter is developed independently by the receiving party without violating the terms hereof, or is subsequently disclosed to the receiving party with no obligation of confidentiality by a third party having the right to disclose it, (c) is independently developed by the receiving party without reference to the disclosing party's Confidential Information (d) such Confidential Information is furnished by the supplying party to a third party (other than an Affiliate of the supplying party or its directors, officers, employees, or attorneys) without restriction except pursuant to a legal order or legal process where such third party is obligated to maintain the confidentiality of the data, or (e) the Confidential Information is received after the termination of this Agreement..


     7.4 Neither party will have a duty to avoid the disclosure of the other party's Confidential Information in the event that the party receiving the Confidential Information becomes legally compelled to disclose any of such Confidential Information by any governmental body or court, provided that the receiving party provides the party supplying such Confidential Information with prompt notice so that the supplying party may seek a protective order or other appropriate remedy and/or waive compliance (in writing) with the provisions hereof. In the event that such protective order or other remedy is not obtained, or the supplying party waives (in writing) compliance with the provisions hereof, the receiving party will furnish only that portion of such Confidential Material which is legally required and will exercise its reasonable efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information.


     7.5 Each party agrees that its obligations provided in this Section 7 are necessary and reasonable in order to protect the disclosing

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          party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach by the receiving party of its covenants and agreements set forth in this Agreement. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the disclosing party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the receiving party, without the necessity of proving actual damages.


     7.6 Each party will take all reasonable steps necessary to ensure that the conditions of Section 7 are satisfied. Each party agrees to be responsible for any breach of this Section 7 by its employees or agents.


     7.7 Except as otherwise provided herein, iXL understands and agrees that it will not at any time (a) reproduce, copy or otherwise make available to any third party in any way Delta's Confidential Information; (b) use Delta's Confidential Information in whole or in part other than in conjunction with this Agreement; or (c) allow persons to access Delta's Confidential Information except iXL employees on a need-to-know basis; provided, iXL may make available Delta's Confidential Information on a need to know basis to iXL subcontractors who have signed a confidentiality agreement substantially in the form of this Section 7.


     7.8 iXL understands and agrees that Delta will make available the iXL Confidential Information to Delta's subsidiary, Delta Technology, and Delta agents and employees on a need-to-know basis. Delta will not otherwise (i) reproduce, copy or otherwise make available to any third party in any way the iXL Confidential Information, or (ii) use the iXL Confidential Information in whole or in part other than in conjunction with this Agreement.


     7.9 Upon termination of this Agreement, and if requested by the other party (the "Requesting Party"), each party hereto (the "Holding Party") will immediately return all Confidential Information, any copies thereof, and all related materials to the Requesting Party, and will immediately permit and enable representatives of the Requesting Party to take all reasonable measures to ensure that the Holding Party no longer uses or is able to use the Requesting Party's Confidential Information, any copies thereof, and any related materials. At the Requesting Party's request, the Holding Party shall provide the Requesting Party with a certification that all of the Requesting Party's Confidential Information (and all copies thereof) have been returned.


     7.10 iXL agrees that, during the term of this Agreement, it shall not acquire, maintain, or retain an ownership interest in a web site that
          (a) collects, stores, processes, displays or distributes through communication networks information concerning industry alternatives for transportation, lodging and/or other travel-related products and services, and (b) enables consumers, businesses, travel agents or other persons or users to (i) reserve or otherwise confirm the use of such products or services; (ii) report or receive payment for or otherwise clear transactions regarding such products or services; or
          (iii) issue tickets for the acquisition or use of such products or services. Notwithstanding the foregoing, Delta consents to iXL's current ownership in Last Minute Travel; provided, that iXL agrees that no iXL Software or Works provided by iXL to Delta (other than iXL Solutions Set and/or iXL branded offerings, including but not limited to Siteman(R), Pitchman(TM), and Pitchman powered by Iguana(TM), or any derivative works thereof) shall be provided by iXL to Last Minute Travel or its Affiliates.


8.  Advertising.
    -----------


     8.1 After execution of this Agreement, Delta and iXL shall announce the strategic alliance created hereby in a mutually acceptable manner. iXL may list Delta as a client of iXL in iXL marketing materials, and iXL may display Delta's trademarks ("Marks") in connection with iXL's rights under this Section; provided all use of Delta trademarks is subject to Delta's prior written consent. Once a creative concept has been approved by Delta for use by iXL, such concept, in its exact, original form, may be used repeatedly without need for further submission and approval by Delta, unless and until (i) otherwise specifically provided at the time of the original approval, or (ii) Delta provides written notice to iXL revoking such prior approval; provided, if Delta revokes such approval, iXL shall have the right to use any collateral materials printed prior to Delta's written revocation of approval unless Delta reimburses iXL for the cost of such materials. iXL may include either a URL or plain text link to Delta's Web site on iXL's Web site. iXL is authorized to create screen shots or otherwise demonstrate to third parties Delta's Web site or other deliverables provided by iXL to Delta. All use by either party of the other party's Marks will inure to the benefit of the party owning the Marks. Upon termination of this Agreement, neither party shall have any continuing right to use the other party's Marks and each party shall immediately cease all such use of the other party's Marks.


     8.2 Before printing, publishing, displaying or distributing to third parties any materials displaying Delta's name or a Delta trademark, iXL shall submit to Delta, for prior review and approval, production samples or proofs of all advertising, promotional and other materials. All Delta trademarks must appear exactly as set forth in specifications provided by Delta, and iXL shall include disclaimer language provided by Delta for inclusion in promotional materials if requested by Delta. At Delta's direction, iXL shall cause the withholding, discontinuance, recall or cancellation, as appropriate, of any such advertising or promotional material not approved by Delta, that differs significantly from that approved by Delta or that is put

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

          to a use or used in a media not approved by Delta. Delta reserves the right to refuse to participate in promotions or programs proposed by iXL.

     8.3 In no event shall either party alter, remove, obscure, erase or deface or hide from view, any copyright, trademark or other proprietary rights notice of the other party contained on or incorporated into any deliverable developed hereunder.

9.  Intellectual Property
    ---------------------
    The following definitions apply to Section 9:

          "iXL Software" shall mean all computer programming code (including, unless otherwise specified, both object code and source-code variation thereof), documentation (including user manual and other written material that relate to particular code) and materials useful for design (for example, logic manuals, flow charts and principles of operation) provided by iXL and used in connection with or necessary for the use or operation of the software provided by iXL to Delta hereunder, including such materials licensed by iXL from third parties.

          "Work" or "Works" means (irrespective of whether any of the following
           ----      -----
          are or are not copyrightable or patentable) all materials, data, programs, products and deliverables, designs, inventions, discoveries or improvements, works of authorship, programs and devices, software, computer programming code (including both object code and source code versions thereof), documentation (including user manuals and other written materials that relate to particular code), media, materials useful for design, or any other similar property or rights, including the foregoing prepared by iXL in connection with this Agreement. "Work" or "Works" shall also include such code, system documentation,
           ----      -----
          statements of principles of operation, schematics and any pertinent commentary or explanation that may be necessary to render any Work or Works understandable and usable by a trained computer programmer.

     9.1 iXL grants to Delta a non-exclusive, worldwide, royalty-free, perpetual and irrevocable right and license to use, execute, reproduce, perform, and prepare derivative works based upon the iXL Software provided by iXL to Delta in connection with this Agreement, and to authorize subcontractors (except as otherwise provided hereunder) who are subject to the confidentiality provisions herein to do some or all of the foregoing, and Delta hereby accepts such license. Delta's use of subcontractors to prepare derivative works in the iXL Software shall be limited to iXL Software created after the execution of, and pursuant to, this Agreement, and such use of subcontractors shall not extend to permit Delta to engage subcontractors to prepare derivative works in iXL Solutions Set and/or iXL branded offerings, including but not limited to Siteman(R), Pitchman(TM), and Pitchman powered by Iguana(TM), or any derivative works thereof. Unless otherwise agreed, this license does not extend to permit Delta to sub-license the iXL Software or engage in commercial time-sharing, service bureau usage, or rental of the iXL Software. The parties acknowledge and agree that, as between them and subject to the license granted hereby, the iXL Software shall be and remain the property of iXL.

     9.2 At mutually agreeable times responsive to Delta's reasonable requirements, iXL shall deliver to Delta, a master copy of the iXL Software, or any relevant documentation or media that evidences or supports the iXL Software, including both object code and source code forms of programming, any system or user documentation, and any design or development specification pertaining thereto, as then existing, or such portion thereof as Delta may request. It is the intent of this section that Delta be entitled at all times to obtain and maintain a complete set of the documentation and media that evidences or supports the iXL Software, as appropriate to exercise its rights hereunder. Such documentation and media shall include, to the extent the same exist, the source code, system documentation, statements of principles of operation, and schematics for all the iXL Software, as well as any pertinent commentary or explanation that may be necessary to render such documentation and media understandable and usable by a trained computer programmer.

     9.3 The parties shall mutually establish and iXL shall conform to reasonable requirements for technical and functional documentation with respect to the preparation and retention of any modifications to the iXL Software for Delta.

     9.4 Other than the Work which is part of the iXL Software and licensed to Delta under Section 9.1, above, all other work performed pursuant hereto, and all other Work developed or prepared for Delta by iXL hereunder, shall be the property of Delta and all title and interest therein shall vest in Delta and shall be deemed work made for hire and made in the course of the services rendered by iXL to Delta. To the extent that title to any such Work may not, by operation of law, vest in Delta or any such item may not be considered works made for hire, all right, title and interest therein are hereby irrevocably sold, transferred and assigned to Delta without the necessity of further compensation. All such Works shall belong exclusively to Delta, with Delta having the right to obtain and hold in its own name copyrights, patents, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.

     9.5 All iXL Software obtained by iXL from third parties for use in connection with this Agreement shall provide Delta with the license described in Section 9.1(a). In the event that any third party refuses to grant to Delta the license terms set forth in Section 9.1(a), Delta, iXL and the third party shall agree in writing on the terms of Delta's license before such materials are used in connection with this Agreement, and the terms of the software license for such materials shall be signed by iXL, Delta, and such third party. For software obtained from third parties, Delta shall have only those rights in iXL Software obtained from iXL from third parties as are granted to Delta in the license agreements with such third parties approved by Delta.

     9.6 iXL hereby agrees to perform all things, or execute all documents, reasonably requested by Delta to effect the rights granted to Delta in this Section 9.

     9.7 Upon payment as provided hereunder and in the applicable Statement(s) of Work, in the event of (i) any termination of this Agreement, or
          (ii) any written notice from Delta, iXL shall within fifteen (15) business days deliver to Delta a master copy of all Work and iXL Software developed or prepared for Delta by iXL hereunder, or any relevant documentation or media that supports or evidences such Work or iXL Software (including both source and object code forms of programming, any system documentation and any design of development specifications pertaining thereto), or such portion thereof as Delta may reasonably request in each case, for which iXL has been paid. It is the intent of the parties that Delta obtain and maintain a complete set of the documentation and media that evidences all Work developed or prepared for Delta by iXL hereunder. Any payment made by Delta in order to obtain materials under the terms of this Section shall be (i) proportionate to the materials delivered by iXL under the applicable Statement of Work, and (ii) without prejudice to any claims Delta may have against iXL for any breach of this Agreement or obligations under the applicable Statement of Work.

     9.8 iXL makes no representation, warranties or covenants, and the Agreement shall have no applicability to, work performed, or Works developed, by Delta Technology. If Works provided by iXL to Delta are subsequently modified by Delta Technology, then iXL shall retain responsibility only for the Works provided by iXL in their unmodified form.

10.  Delta Representations and Warranties.
     ------------------------------------

     10.1 Delta represents and warrants that Delta has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     10.2 This Agreement has been duly and validly executed and delivered by Delta and constitutes the valid and binding agreement of Delta, enforceable against Delta in accordance with its terms.

     10.3 Delta represents and warrants that Delta owns or has the valid right to use and provide to iXL any materials provided by Delta to iXL hereunder ("Client Materials"), and Client Materials do not and will not infringe upon or violate any patent, copyright, trademark, trade secret, or other proprietary or intellectual property rights of any third party.

11.  iXL Warranties.
     --------------

     11.1 iXL represents and warrants that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     11.2 This Agreement has been duly and validly executed and delivered by iXL and constitutes the valid and binding Agreement of iXL, enforceable against iXL in accordance with its terms.

     11.3 iXL further represent and warrants that it will perform the services in material conformity to the specifications set forth in a Statement of Work contemplated hereunder in a professional and workmanlike manner.

     11.4 iXL represents and warrants that it owns or has the valid right to use and provide to Delta all software, technology, trade secrets, and other confidential information, know how, property processes, formulae, algorithms, models, methodology, licenses, agreements and all other proprietary rights, in connection with the services provided to Delta hereunder, including the right to provide Delta with the iXL Software and Works pursuant to the terms of this Agreement.

12.   Exclusion of Warranties.  APART FROM THE EXPRESS WARRANTIES SET OUT HEREIN
      -----------------------
OR IN A STATEMENT OF WORK ATTACHED HERETO, ALL SERVICES AND PRODUCTS PROVIDED UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS IS" BASIS. NEITHER iXL NOR ANY OF ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR LICENSORS WARRANTS THAT THE SERVICES OR PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR FREE, NOR DO THEY WARRANT THAT CERTAIN RESULTS MAY BE OBTAINED BY CLIENT IN CONNECTION WITH iXL'S RENDERING OF SERVICES OR PROVISION OF PRODUCTS HEREUNDER. iXL AND ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND LICENSORS MAKE NO IMPLIED WARRANTY, GUARANTEE OR REPRESENTATION EITHER REGARDING THE MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT. iXL DOES NOT MAKE ANY WARRANTY OR GUARANTEE FOR ANY PRODUCTS OR SERVICES PROVIDED BY VENDORS SUGGESTED BY iXL.

13.  Limits of Liability.
     -------------------

    13.1  NOTWITHSTANDING ANY TERM OR PROVISION CONTAINED IN THIS AGREEMENT
          WITH THE EXCEPTION OF SECTION 5 HEREOF, IN NO EVENT WHATSOEVER (EXCEPT AS DESCRIBED IN SECTION 5 HEREOF) SHALL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY OTHER PERSON, FIRM OR CORPORATION, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR OTHER SIMILAR TYPE OF DAMAGES, INCLUDING YET NOT LIMITED TO DAMAGES BASED UPON LOSS OF PROFITS AND/OR LOSS OF BUSINESS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PERFORMANCE THEREOF, THE USE OF THE PRODUCTS PROMISED OR SERVICES DELIVERED PURSUANT TO THIS AGREEMENT, AND/OR ANY PARTY'S ALLEGED BREACH OF THIS AGREEMENT, WHETHER OR NOT EITHER PARTY IS INFORMED, KNEW OR SHOULD HAVE KNOWN, OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

    13.2 UNDER NO CIRCUMSTANCES WHATSOEVER SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON, FIRM OR CORPORATION, FOR DAMAGES OF ANY KIND ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PERFORMANCE THEREOF, THE PRODUCTS OR SERVICES DELIVERED PURSUANT TO THIS AGREEMENT, AND/OR ANY ALLEGED BREACH OF THIS AGREEMENT, IN ANY AMOUNT OF MONEY WHICH SHALL EXCEED THE AMOUNT OF THE AGGREGATE FEES BILLED BY iXL HEREUNDER.

    13.3 THE LIMITATIONS ON LIABILITY SET FORTH IN THIS SECTION SHALL APPLY TO ALL CAUSES OF ACTION, INCLUDING, YET NOT LIMITED TO, BREACH OF CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS, AND LIABILITY BASED UPON THE PROVISIONS OF ANY PART OF THIS AGREEMENT AND ANY FEDERAL, STATE AND/OR LOCAL LAW AND/OR ORDINANCE. THE LIMITATIONS ON LIABILITY REPRESENT A FUNDAMENTAL TERM OF THIS AGREEMENT AND THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THEIR INCLUSION.

14.  Indemnification
     ---------------

    14.l Delta will indemnify, defend, and hold harmless iXL, its directors, officers, employees, and agents, from and against all claims, liabilities, obligations, losses, damages, penalties, claims, actions, suits, expenses and disbursements of whatsoever kind and nature, including attorneys' fees and expenses (collectively, "Losses") connected with (i) the furnishing of any services, data, Client Materials, or software by Delta or Delta Technology pursuant to this Agreement in connection with the Web Site (including but not limited to actual or alleged infringement or misappropriation of any trade name, patent, copyright, trade secret or other property right based on any software, program, service and/or other materials furnished to iXL by Delta), (ii) any failure by Delta to abide fully by the terms and conditions in this Agreement; or (iii) any failure by any third party selected or contracted with by Delta or Delta Technology on behalf of Delta to meet any commitments to the benefit (directly or indirectly) of Delta in connection with this Agreement; provided, the foregoing shall not apply to claims or liabilities resulting from the gross negligence or willful misconduct of iXL, its directors, officers, employees or agents.

    14.2 iXL will indemnify, defend, and hold harmless Delta, its directors, officers, employees, and agents, from and against all Losses connected with (i) the furnishing of any services or data by iXL pursuant to this Agreement (including but not limited to actual or alleged infringement or misappropriation of any trade name, patent, copyright, trade secret or other property right based on any software, program, service and/or other materials furnished to Delta by iXL hereunder, including the iXL Software and the Works, (ii) any failure by iXL to abide fully by the terms and conditions in this Agreement, (iii) any breach by iXL of any representation or warranty herein, or (iv) any failure or negligence by any third party selected or contracted with by iXL on behalf of Delta hereunder to meet any commitments to the benefit (directly or indirectly) of Delta; provided, the foregoing shall not apply to claims or liabilities resulting from the gross negligence or willful misconduct of Delta, its directors, officers, employees or agents.

15.  Non-Solicitation. During the term of this Agreement and for two (2) years
     ----------------
     after the termination of this Agreement, a party shall not, directly or indirectly, induce or attempt to induce any employee of the other party to leave the employ thereof. For purposes of this Section, a party shall include that party and any of its Affiliates. Each party acknowledges that in the event that it breaches this obligation, the other party will suffer irreparable harm for which no adequate remedy at law exists.

16.  Notice. Any notice required or permitted to be given under this Agreement
     ------
     shall be in writing and deemed given and effective upon delivery if sent by personal delivery or by facsimile transmission or five (5) days after posting if sent by certified United States mail, return receipt requested, with postage pre-paid and addressed as follows:

     If to iXL:  iXL, Inc.
                 1888 Emery Street
                 Atlanta, Georgia 30318

                 Fax:  (404) 267-4099
                 Attn: T. William Alvey, III

If to Delta:     Delta Air Lines, Inc.
                 1030 Delta Boulevard
                 Atlanta, Georgia 30320
                 Attn: EVP-Chief Financial Officer
                 Fax: (404) 715-3956


With a copy to:  Law Department
                 Delta Air Lines, Inc.
                 1030 Delta Boulevard
                 Atlanta, Georgia 30320
                 Attn: Senior Vice President - General Counsel
                 Fax: (404) 715-2233
17. General.
    -------

    17.1  Force Majeure. Neither party shall be liable to the other for any
          -------------
          delay or failure to perform any of the services set forth in a Statement of Work or obligations set forth in this Agreement due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of such delay.

    17.2  Residual Knowledge. Nothing herein shall be construed to prevent or
          ------------------
          in any way limit either party from using general knowledge, skill, and expertise acquired in the performance of this Agreement in any current or subsequent endeavors.

    17.3  Assignment. This Agreement may not be assigned by either party to any
          ----------
          other person(s), firm(s), corporation(s) or other entities without the prior express written approval of the other party.

    17.4  Governing Law. This Agreement shall be governed by and construed
          -------------
          solely and exclusively in accordance with the laws of the State of Georgia, without reference to its conflicts of law principles. Any and all disputes between the parties that cannot be settled by mutual agreement shall be resolved solely and exclusively in the local and federal courts located within the State of Georgia, and each party hereby consents to the jurisdiction of such courts and irrevocably waives any objections thereto, including without limitation, on the basis of improper venue or forum non conveniens.

    17.5  Severability. If any of the provisions of this Agreement is or
          ------------
          becomes illegal, unenforceable, or invalid (in whole or in part for any reason), the remainder of this Agreement shall remain in full force and effect without being impaired or invalidated in any way.

    17.6  Headings. The titles and headings of the various sections and
          --------
          paragraphs in this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any construction or limitation upon any of the provisions of this Agreement.

    17.7  Entire Agreement. No representations or statements of any kind made
          ----------------
          by either party that are not expressly stated herein or in any written amendment hereto shall be binding on such party. The parties agree this Agreement, its Exhibits, Attachments, and all Statements of Work and Exhibits thereto, shall constitute the complete and exclusive statement of the agreement between them, and supersede all prior or contemporaneous proposals, oral or written, and all other communications between them relating to the subject matter hereof.

    17.8  No Third-Party Beneficiaries. Nothing in this Agreement is intended
          ----------------------------
          to, or shall, create any third-party beneficiaries, whether intended or incidental, and neither party shall make any representations to the contrary.

    17.9  No Implied Waiver. No term, provision or clause of this Agreement
          -----------------
          shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and executed by a duly authorized representative of each party. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.

   17.10  Non-Agency. Nothing in this Agreement shall be construed to make the
          ----------
          parties partners, joint venturers, representatives or agents of each other, nor shall either party so represent to any third person. The parties hereunder are acting in performance of this Agreement as independent contractors engaged in the operation of their own respective businesses. A party's employees, agents or representatives are not employees or agents of the other party and are not entitled to any of the other party's benefits. Neither party shall be responsible for payment of the other party's workers' compensation, disability benefits or unemployment insurance, nor shall it be responsible for withholding or paying employment related taxes for the other party or its employees.

   17.11  Counterparts. This Agreement may be executed in any number of
          ------------
          counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement.

   17.12  Definitions. The following definitions shall apply for purposes of
          -----------
          this Agreement:

          "Affiliate" and "Affiliated" shall each mean, with respect to any Person, any other Person that has a relationship with such Person whereby either of such Persons directly or indirectly Controls or is Controlled by or is Under Common Control with the other of such Persons; provided the parties agree Kelso Investments Associates V, L.P., Kelso Equity Partners V, L.P., and their respective Affiliates shall not be considered "Affiliates" of iXL for purposes of this Agreement.

          "Controls", Controlled" and the phrase "Under Common Control" shall
           --------   ----------                  --------------------
          each mean the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting Securities, partnership interest, equity, by contract or otherwise.

          "Person" shall mean any individual, corporation, partnership, firm,
           ------
          joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.


IN WITNESS WHEREOF, this Agreement was executed by the parties as of the date first written above.


iXL, Inc.                                  Delta Air Lines, Inc.

By:        /s/ James V. Sandy              By:    /s/ Warren C. Jenson
        -------------------------------           -----------------------------
Name:          James V. Sandy              Name:  Warren C. Jenson
        -------------------------------           -----------------------------
Title:    Executive Vice President         Title: EVP & Chief Financial Officer
        -------------------------------           -----------------------------

                                   Exhibit 5
                                   ---------



                Monthly Payment Schedule for Calendar Year 1999
                -----------------------------------------------


                    Month           Estimated Fees
                    -----           --------------
                    January          $   200,000
                    February         $   300,000
                    March            $   400,000
                    April            $   500,000
                    May              $   600,000
                    June             $ 1,000,000
                    July             $ 1,000,000
                    August           $ 1,100,000
                    September        $ 1,100,000
                    October          $ 1,200,000
                    November         $ 1,200,000
                    December         $ 1,400,000
                    1999 YEAR-       $10,000,000
                    END TOTAL

                                  Exhibit 6.1
                                  -----------


                               iXL's Hourly Rates
                               ------------------


                    Category of Work                     Standard Hourly Rates
                    ----------------                     ---------------------
                    Senior Project Manager                        $250
                    Senior Technical Project Manager              $250
                    Project Manager                               $150
                    Project Coordinator                           $125
                    Technical Lead                                $225
                    Quality Assurance                             $100
                    Application Developer                         $160
                    Engineering/Developer                         $200
                    Technical Writer - HTML                       $120
                    Graphics Production                           $100
                    Art Director                                  $115
                    Information Architect                         $200
                    Creative Lead                                 $230


                                  Exhibit 6.2
                                  -----------


                              iXL's Travel Policy
                              -------------------


                                 Copy Attached
                                 -------------

                                     [LOGO]


                          TRAVEL POLICY AND PROCEDURES



1.   STATEMENT OF PURPOSE


     Many iXL employees must incur travel, entertainment, and other business expenses in the course of performing their responsibilities. This policy endeavors to consider the safety and comfort of the business traveler, as well as, travel costs. Travel and entertainment represents a significant cost of doing business for iXL, and we intend to manage travel and entertainment costs in a manner that ensures cost-effectiveness and efficiency.


     It is the purpose of this policy to provide employees and managers with a statement of iXL policies and procedures for the expenditures and accounting of company funds used for business-related travel and entertainment.


     All business travelers are expected to become acquainted with, and live within, the spirit of this policy.


2.   BUSINESS MISSION


     The purpose of the business travel is the accomplishment of a specific business mission. Before undertaking any travel you should ensure that the accomplishment of the business mission could not be accomplished efficiently by use of other communications, such as, telephone calls, mail, faxes, teleconferencing, or video conferencing.


     When travel, entertainment and other business expenses are necessary, it is the responsibility of each employee to incur those expenses in the most cost-effective manner consistent with the accomplishment of the business mission.


3.   TRIP PLANNING


     Business travel should be arranged as far in advance as possible to take advantage of discounted airfares and other travel related economies by such advance purchasing (e.g., 7, 14 or 30 day advance fares are available at a cost savings). However, please be aware that cancellation or changes in advanced purchased tickets can result in penalties, although this is almost always offset by the savings.


4.   TRAVEL ARRANGEMENTS


     All travel arrangements should be made through the current contracted Travel Agent.


5.   POLICY EXCEPTIONS


     Any exceptions to this policy should have the prior written approval by the senior manager of the iXL local office and should be noted on the employee's Expense Report.


6.   PERSONAL PREFERENCE


     Personal preference will be considered only after the criterion of cost effectiveness has been met.

                                   - draft -
                               iXL Travel Policy
                                    Page 1

7.   MONITORING OF TRAVEL POLICY


     iXL relies on its employees and managers to follow this policy. The traveler's supervisor will be responsible for monitoring compliance. By signing the Travel Expense Report, the supervisor certifies that the traveler is in full compliance with this policy. In addition, the travel agency will provide reporting of the travel activities, which will be reviewed by management.


8.  DISBURSEMENTS


     ALLOWED EXPENSES:


     iXL will pay for travel expenses incurred as a result of accomplishing a business mission in accordance with this policy. Expenses incurred that are not in accordance with the policies stated herein, and expenses incurred as a result of not using company designated services would be reimbursed only at the discretion of the traveler's immediate supervisor or the senior manager of the local office. All travel expenses must be submitted via the
                                  ---------------------------------------------
     iXL Expense Statement (Attached).
     --------------------------------


     iXL will reimburse employees for breakfast and dinner, when traveling requires an overnight stay. Breakfast will also be reimbursed if travel requires the associate to take a flight departing their home airport prior to 7:00 AM. Dinner will also be reimbursed if travel requires a flight arriving at their home airport after 7:00 PM. Lunches are reimbursable only when business is conducted during the lunch time.


     NON-REIMBURSABLE EXPENSES:


     Non-reimbursable expenses fall into one of four categories: (1) unnecessary to business purpose; (2) a personal purchase; (3) items already provided by the company and (4) usage of other than company designated services, e.g. limousine service.


     EXAMPLES OF NON-REIMBRUSABLE EXPENSES:

         Personal and travel accident insurance

         Personal entertainment including movies in hotels

         Spousal expenses incurred without prior approval

         Personal expenses such as toiletries, cigarettes, etc.

         Alcoholic beverages, other than used for business entertainment, as described in the policy.

         Souvenirs, reading materials, shoe shines, etc.

         Laundry expense on any business of less than 5 consecutive days.

         Traffic and parking violations


9.   RECEIPTS


     Receipts for any individual expenditure of $25, or more, must be submitted with the final Expense Report. All hotel bills must be submitted to allow proper posting of the items incurred.


10.  ENTERTAINMENT EXPENSES


     To be reimbursable, entertainment expenses must be directly related to the active conduct of company business. Entertainment expenditures should be pre-approved by the employee's supervisor.


     For Entertainment expenses IRS regulations require the following information: 1) name of guest, 2) business relationship, 3) business purpose, 4) amount of expense, and 5) date and place.

                                   - draft -
                               iXL Travel Policy
                                    Page 2

11. CASH ADVANCES


    Cash advances are available for extended trips (more than 5 consecutive work days) or with prior approval for international trips. Settlement of cash advances should be made on the traveler's Expense Report, which should be submitted within 2 weeks after completion of a trip or other business expense.

12. AIR FARE PARAMETERS

    The travel agent will provide to the traveler a list of flights for selection. Normally we will purchase the lowest cost flight consistent with the below listed guidelines.

    1) No more than one stop or one connecting flight for each one way portion of the flight.
    2) Stop or connection will not increase travel time by more than one hour prior to or after the requested departure or arrival time.
    3)  Provides the maximum cost savings for the round trip air ticket.
    4) Some weekend travel expenses may be reimbursed if the cost of the airfare is reduced for the Saturday night stay. The weekend expenses will be reimbursed up to the amount saved by extending the flight over the weekend.

  CLASS OF SERVICES

  Coach class is the normal class of service to be used. Business class fares are allowed on International flights of seven (7) or more hours scheduled duration or on flights from the U.S. to unusual destinations requiring long periods of travel. Employees flying internationally are permitted to depart one day early, flying business class and iXL will reimburse for the additional hotel night.

  ALTERNATE AIRLINES

  Use of an alternate carrier is permitted only if there is no additional cost to iXL. Changes, which would incur an additional cost, will be done at the traveler's expense.

  TICKET UPGRADES

  Travelers may upgrade their class of service if they pay for the upgrade themselves using a personal credit card prior to or at the time of issuance of the ticket.

  ELECTRONIC TICKETING

  Employees are encouraged to use Electronic Ticketing wherever possible. Electronic Ticketing is a method of documenting the sale and tracking the usage of passenger transportation without requiring the issuance of a paper ticket. Unlike standard airline tickets, with E ticketing you do not receive flight coupons. Travel arrangements and seat assignments are handled in the same manner for E Ticketing as for a reservation for a paper ticket. Receipts for the purchase of the flight and travel itineraries can be issued in advance.

  AIR TRAVEL CREDIT

  All credits and unused portions of the tickets must be turned back to the travel administrator within five days of returning from a trip for proper credit to the company.

  LOST OR STOLEN TICKETS

  All lost or stolen tickets must be reported to the travel agency and the accounting department of iXL immediately.

                                   - draft -
                               iXL Travel Policy
                                    Page 3

13. LODGING

    Lodging arrangements should be made through the Travel Agency. If the traveler elects not to use a recommended hotel and requests a specific hotel costing more than the company's guidelines, the traveler will be responsible for the difference in the rates unless an exception is pre-approved.

    If business travel plans change, and a reserved room will not be used, the traveler is responsible for calling the travel agency to ensure the reservation is canceled. The cancellation number should be requested and recorded by the associate for PROOF of cancellation. Direct billing from hotels is prohibited unless approved by the senior manager of the local iXL office.

14. GROUND TRANSPORTATION

    Travelers are requested to select the most cost effective and efficient means of ground transportation. Before selecting ground transportation, travelers should price the alternative for shuttle, taxi, rental car and public transportation. When visiting iXL companies the traveler should utilize that company's resources when possible.

    Shuttle service, whenever available, is usually the second most economical form of transportation. Most hotels provide FREE shuttle service to and from airports.

    Taxi's are usually the second most economical means of transportation (all fares over $25 require a receipt).
          ----------------

    Limousines are to be used only when other transportation is not available or multiple riders make limousine service a cost-effective alternative.

15. CAR RENTAL

    Rental cars should be used when other means of transportation are unavailable or impractical, or when other means of travel costs are at least as much as the rental car. A rental car should not be used as a matter of personal convenience.

    In the event of an automobile accident, local law enforcement authorities and the rental company must be notified immediately. Also, the accident must be reported in writing to the Human Resources department.

    Personal use of the rental car is not reimbursable. Travelers must deduct from their Expense Statement, any cost of a rental car, e.g., (time, mileage and gasoline), incurred for personal reasons.

    The following procedures are suggestions to follow when renting a car:

    1)  All car rental arrangements are made through the Travel Agency.
    2) The type of car should be mid-size, unless more than three people are traveling together.
    3) Insurance is carried by iXL, which enables the traveler to decline Personal Accident Insurance and Collision Damage Waiver.
    4) If possible, rental cars should be refueled before returning to avoid excessive fuel charges by the car rental agency.
    5) ALWAYS ASK AT CHECK-IN IF THERE IS A BETTER RATE AVAILABLE. THIS CAN OFTEN BE THE CASE ON THE DAY OF ARRIVAL.

                                   - draft -
                               iXL Travel Policy
                                    Page 4

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

16. PERSONAL VEHICLE USE

    When an automobile is determined to be the best or most practical form of transportation, company vehicles should be used whenever possible. When a company automobile is not available, personal cars may be used. Mileage incurred while on travel status is reimbursed at the rate that federal tax regulations allow for deduction. Toll charges are reimbursable.

17. PARKING

    Parking fees incurred while on travel are reimbursable. The most economical parking facilities should be used.

18. TRAFFIC AND PARKING VIOLATIONS

    Fines and other expenses incurred as a result of traffic and parking violations while on company business must be borne by the person who committed the violation and are not reimbursable.

19. TELEPHONE

    Business calls incurred such as telephone, faxes and telexes for business communication while on travel status are reimbursable.

    Traveler will be reimbursed for a REASONABLE number of PERSONAL phone calls to and from family while traveling on company business (normally one per day).

    In descending order, BEST to WORST, the following should be used for guidance in making phone calls while on company business.

    1)  Use of toll free number when calling the iXL offices.
    2)  Use of company provided phone card.
    3) Use of personal telephone card if the associate has not been provided with a company card.

    Try to always avoid making direct calls from hotel rooms as the added surcharge from the hotel will make this the most expensive way to place a call. If you are calling from your room, use your telephone card to avoid this surcharge.

20. PERSONAL TRAVEL

    Personal travel, such as, vacations or extended weekends, combined with business travel must be borne at the traveler's expense. Some weekend travel expenses may be reimbursed if the traveler has obtained a discounted airfare, which exceeds the cost of the weekend expenses.

21. PERSONAL PROPERTY LOSSES

    Damage, theft and loss of personal belongings while on travel status is non-reimbursable. In many cases, some coverage is provided by major credit cards (when travel has been booked using that card by the carrier and by the travel agency). Check your homeowners, renters and auto policy for coverage as well.

22. ILLNESS OR INJURY

    In the event that an employee is hospitalized while on company business, follow those procedures as spelled out in your chosen medical plan and inform Human Resources ASAP. Ordinary medical and/or dental expenses are non-reimbursable business travel expenses.

                                   - draft -
                               iXL Travel Policy
                                    Page 5

23. TIPS AND GRATUITIES

    Reasonable tips in relation to services rendered will be reimbursed. Tipping at the rate of 15% in restaurants, taxi's, limousines, etc., is considered reasonable. Tipping for bag handling of $1 per bag is considered reasonable.

24. CONVENTIONS AND SEMINARS

    All registrations and fees for conventions or training seminars must be pre-approved by the employee's supervisor.

25. EXPENSE STATEMENTS AND STATEMENTS

    Expense Statements should be submitted within two weeks of completion of a trip or other business activity requiring an Expense Report. The company may deny reimbursement for expenses submitted later than one month from when incurred. Expenses on corporate credit card should be submitted on a monthly basis.

    Any advance issued for expenses covered by an Expense Report should be completely settled at the time of the submission of that report.

    Any balance due to iXL is to accompany the report. Reimbursement to the associate is to be paid by check within 10 working days after approval.

    Expense reports must be approved by the employee's direct supervisor.

26. CURRENCY EXCHANGE

    When traveling outside the country in which the associate is based is required, the Expense Report should be submitted in the currency in which the associate is normally reimbursed. The exchange rate to be used in converting the currency is to be the actual exchange rate incurred at the time of currency exchange.

                                   - draft -
                               iXL Travel Policy
                                    Page 6
                 iXL Master Service Agreement Statement of Work
                 ----------------------------------------------

                                  CHANGE ORDER
                                  ------------


Change Order No.____ to Statement of Work No._____

Delta or iXL shall complete Question 1. iXL shall complete the remainder of the Change Order, except for the approval/rejection portion, which shall be completed by Delta in its sole discretion. Each section may be as long or short as the circumstances require. Additional pages may be attached as necessary.

     1.     Describe changes, modifications, or additions to the services.

These modifications were requested by: ____ Delta ______ iXL


____________________________________      _________________
Signature of Delta Project Manager        Date


____________________________________      _________________
Signature of iXL Project Manager          Date

     2. Modifications, clarifications or supplements by iXL or Delta to description of desired changes or additions requested in Section 1 above, if any.

     3. Necessity, availability and assignment of requisite iXL personnel and/or resources to make requested modification or additions.

     4.     Impact on Costs, delivery schedule, and other requirements.

       a.        Changes in Costs:

       b.        Changes in delivery schedule:

       c.        Changes to any other requirements:


Change Order Is:

_____Approved and Accepted                         _____Rejected


__________________________________                 __________________
Signature of Delta Project Manager                 Date


__________________________________                 __________________
Signature of iXL Project Manager                   Date

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